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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Candela Corporation on Form S-3 (File No. 33-46056) and on Form S-8 (File Nos. 33-18932, 33-29291, 33-35091, 33-37696, 33-37697, 33-37698, 33-55596, and
33-73040) of Candela Corporation of our report dated August 23, 1999 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP



Boston, Massachusetts
September 27, 2001